Exhibit 10.3

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT, dated as of June 6, 2017, between Solee Science & Technology, USA, Ltd., Inc., a Delaware corporation (the “Grantor”), and Milestone Scientific Inc., a Delaware corporation (the “Grantee”).

WHEREAS, Grantor and Grantee are simultaneously with the execution and delivery of this Agreement entering into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Grantor will, upon the terms and subject to the conditions stated therein, (a) purchase from Grantee 1,000,000 shares of common stock (“Common Stock”) of Milestone (China) Company Limited, a Hong Kong corporation (the “Company”), representing forty percent (40%) of the issued and outstanding shares of the Company, and (b) deliver its promissory note to Grantee in the principal amount of $1,275,000 (the “Note”) in full payment for such shares purchased (the “Shares”);and

WHEREAS, in order to induce Grantee to enter into the Purchase Agreement, Grantor has agreed to grant to Grantee the Stock Option (as hereinafter defined) upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Purchase Agreement, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1.         Grant of Stock Option. Grantor hereby grants to Grantee an irrevocable option (the “Stock Option”) to purchase all but not less than all of the Shares (and securities and other property as shall have been received in respect of such Shares pursuant to Section 5 of this Agreement), for an amount equal to the following:

(a)     if exercised at any time through and including the second anniversary of the date hereof, U.S. $0.7143 per Share (corresponding to an aggregate Exercise Price of $1,400,000); or

(b)     if exercised at any time after the second anniversary of the date hereof, the fair market value of the Shares to be purchased, determined utilizing the same valuation model, methods and assumptions as have been used in that certain valuation of the Shares prepared by Sobel & Co., LLC, certified public accountants, Livingston New Jersey, by such firm or such other firm as shall be engaged by Grantee to provide such valuation.

2.         Exercise of Stock Option. (a) Grantee may, subject to the provisions of this Section, exercise the Stock Option, in whole but not in part, at any time or from time to time, after the date hereof and prior to the tenth (10th) annual anniversary of the date hereof (the “Termination Date”). Notwithstanding the occurrence of the Termination Date, Grantee shall be entitled to purchase those Shares with respect to which it has properly exercised this Stock Option prior to the occurrence of the Termination Date.

(b)     If Grantee wishes to exercise the Stock Option, it shall do so by giving Grantor written notice to such effect, specifying a closing date not earlier than one business day nor later than twenty (20) business days from the date of the notice. The place of the closing shall be at the offices of counsel to the Grantee.

(e)     At the closing, (i) Grantee shall make payment to Grantor of the aggregate purchase price for the Shares in immediately available funds by wire transfer to a bank account designated by the Grantor or otherwise as mutually agreed, and (ii) Grantor shall deliver to Grantee a certificate representing the Shares, registered in the name of Grantee and such other securities or property as shall have been received in respect of the Shares pursuant to Section 5 in form appropriate for transfer to Grantee, and (iii) such other closing documents consistent with the terms hereof as may be reasonably requested by Grantee. The closing may occur by exchange of electronic files, and the originals of the instruments referred to in clause (ii).

3.         Representations and Warranties of Grantor. Grantor hereby represents and warrants to Grantee as follows

(a)      Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance by Grantor of this Agreement and the consummation of the transactions contemplated hereby (i) are within Company’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official,

(b)     Upon exercise of the Stock Option and upon transfer of the Shares to Grantee, Grantee will acquire good and valid title to the Shares, free and clear of all liens, claims, encumbrances, voting agreements, proxies, and other charges of any nature whatsoever, and the Shares will not be subject to any preemptive or similar rights.

(c)     The representations and warranties of Grantor contained in the Purchase Agreement are true and correct.

4.         Representations and Warranties of Grantee. Grantee hereby represents and warrants to Grantor that the Stock Option and the Shares acquired upon exercise of the Stock Option will not be taken with a view to the public distribution thereof and will not be sold or otherwise disposed of by Grantee except in compliance with the Securities Act of 1933, as amended (the “Securities Act”).

5.          Adjustment Upon Changes in Capitalization or Merger. The number of shares of Common Stock of the Company and other securities or property comprising the Shares deliverable to Grantee upon exercise of the Stock Option shall be subject to adjustment from time to time as follows:

(a)     In case the Company after the date hereof shall (i) pay a dividend in shares of any class or series to the holders of its Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any securities by recapitalization or reclassification of its Common Stock, then the number of shares of Common Stock or other securities of the Company subject to the Stock Option immediately after the happening of any of the events described above in this subsection (a) shall be adjusted so as to consist of the number of shares or other securities of the Company which a record holder of a number of shares of the Company subject to the Stock Option immediately prior to the happening of such event would own or be entitled to receive after the happening of such event and the Exercise Price adjusted accordingly to maintain the economic attributes of the Stock Option.

(b)     In case of any recapitalization or reclassification of the Company’s capital stock or any other capital reorganization to which subsection (a) above does not apply, or in the case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a merger in which the Company is the continuing corporation and in which no change is made in the outstanding shares of Common Stock of the Company other than a reclassification to which such subsection (a) would apply), then lawful and adequate provision shall be made whereby the shares subject to the Stock Option shall thereafter include the kind and amount of shares of stock or other securities or property receivable upon such transaction by a holder of the number of shares of Common Stock or other securities of the Company subject to the Stock Option immediately prior to such transaction; and, in any such case, appropriate provision shall be made to the end that the provisions of this Agreement shall thereafter by applicable (as nearly as may be practicable) with respect to any shares of stock, securities or property, thereafter deliverable upon exercise of the Stock Option. The provisions of this subsection (b) shall similarly apply to successive recapitalizations, reclassifications, reorganizations, consolidations and mergers.

(c)     Whenever the composition of the shares or other securities subject to the Stock Option deliverable hereunder shall be adjusted as provided in this Section 5, then in such case Grantor as soon as practicable thereafter (subject to the provisions of Section 5 hereof) shall give written notice thereof to Grantee, which notice shall state the new content of the Stock Option and new Exercise Price resulting from such adjustment and shall set forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

(d)     In the event that Company enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and the Company will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into the Company and the Company will be the continuing or surviving corporation, but in connection with such merger, the shares of Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or the shares of Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, or in the case of any other capital reorganization to which Section 5(a) does not apply, then, and in each such case, the agreement governing such transaction will make proper provision so that the Stock Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, (A) an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Common Stock if the Stock Option had been exercised immediately prior to such consolidation, merger, sale or transfer or the record date therefor, as applicable and make any other necessary adjustments or (B) at the option of Grantee, the right to receive the shares or other securities or property that Grantee would have received in respect of Common Stock if the Stock Option had been exercised immediately prior to such event (less the exercise price thereof not paid).

6.         Further Assurances; Remedies. (a) The Company and Grantor each agrees to execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as Grantee may reasonably request in order to ensure that Grantee receives the full benefits of this Agreement.

(b)     The parties agree that Grantee would be irreparably damaged if for any reason Grantor failed to deliver any of the Shares (or other securities or property deliverable pursuant to Section 5) upon exercise of the Stock Option or to perform any of its other obligations under this Agreement, and that Grantee would not have an adequate remedy at law for money damages in such event. Accordingly, Grantee shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Grantor and the Company. This provision is without prejudice to any other rights that Grantee may have against Grantor or the Company for any failure to perform any of its obligations under this Agreement.

7.         Notice of Certain Events.

In case Grantor after the date hereof shall be offered the opportunity or right to subscribe to or purchase any additional shares of any class or any other rights, warrants or options or securities convertible into shares of Common Stock, rights, warrants or options, Grantor shall forward to Grantee a copy thereof within thirty (30) days, including written notice of the date on which the Company's books shall close or records shall be taken for such subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up.

8.         Miscellaneous. (a) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

(b)     Transfer Taxes. All transfer taxes payable in respect of the transfer of Common Stock or other securities or property upon the exercise of the Stock Option or delivered pursuant hereto shall be borne by Grantee.

(c)     Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery in person or by email (with copies by registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

To Grantee:

Milestone Scientific Inc.

220 S. Orange Avenue

Livingston, NJ 07039

Attention: Len Osser

Email: lenosser@aol.com

To Grantor:

Solee Science & Technology, USA, Ltd., Inc.

100 Connell Drive #2300

Berkeley Heights, NJ 07922

Attention:

Email:

with a copy to:

______________________

______________________

______________________

______________________

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

(d)     Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(e)     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall only be instituted, heard and adjudicated (excluding appeals) in a state or federal court located in the County of New York, State of New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding. Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

(f)     Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(g)     Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(h)     Assignment. This Agreement shall be binding upon each party hereto and such party’s successors and permitted assigns. This Agreement shall not be assignable by Company, except by operation of law, but may be assigned by Grantee in whole or in part to any affiliate of Grantee. Except as provided in the preceding sentence, Grantee may not, without the prior written consent of Company, assign this Agreement to any other person.

(i)     Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the exercise of the Stock Option.

(j)     Time of the Essence. The parties agree that time shall be of the essence in the performance of obligations hereunder.

(k)     Counsel. Each party acknowledges that it has retained legal counsel in connection with this Agreement and has reviewed this Agreement with such counsel to the extent it deems necessary.

IN WITNESS WHEREOF, Grantor and Grantee have caused this Agreement to be duly executed as of the date first above written.

MILESTONE SCIENTIFIC, INC.

By:

         Name:

         Title:

SOLEE SCIENCE & TECHNOLOGY, USA, LTD.

By:

        Name:

        Title:

Accepted and Agreed

with respect to Section 6:

MILESTONE (CHINA) COMPANY LIMITED

By: ___________________________________

        Name:

        Title: